EXHIBIT 8

                                                              May  ___, 1997


Investors Bank & Trust Company
Financial Product Services
One Lincoln Plaza
Boston, MA  02205-1537

         Re: Custodian Agreement dated August 1, 1991 by and among GMO Trust, Grantham, Mayo, Van Otterloo & Co. LLC and Investors Bank & Trust Company
                  -----------------------------------------------------
Ladies and Gentlemen:

         GMO Trust (the "Trust") hereby notifies you that it has created a new series of the Trust, namely, the "GMO U.S. Bond/Global Alpha A Fund" (the "New Fund"). The Trust and the Manager (as defined in the Agreement) desire that you serve as custodian of the assets of the New Fund under the terms of the Agreement.

         If you agree to so serve as custodian for the New Fund, kindly sign and return to the Trust the enclosed counterpart hereof, whereupon the New Fund shall be deemed a "Fund" under the Agreement. This letter agreement shall constitute an amendment to the Agreement and, as such, a binding agreement among the Trust, the Manager and you in accordance with its terms.

                                    Very truly yours,

                                    GMO TRUST

                                     By__________________________________
                                              Name:
                                              Title:

                                     GRANTHAM, MAYO, VAN OTTERLOO & CO. LLC

                                     By__________________________________
                                              Name:
                                              Title:

The foregoing is hereby accepted and agreed.

INVESTORS BANK & TRUST COMPANY

By__________________________________
   Name:
   Title: